                                                                     EX-99.6(a)



                      DISTRIBUTION AGREEMENT

      AGREEMENT made as of the 16th day of September, 1986 between MERRILL LYNCH MUNICIPAL SERIES TRUST, a Massachusetts business trust (the "Trust"), and MERRILL LYNCH FUNDS DISTRIBUTOR, INC., a Delaware corporation (the "Distributor").

                     W I T N E S S E T H :


      WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended to date (the "Investment Company Act"), as a diversified open-end investment company and it is affirmatively in the interest of the Trust to offer its shares for sale continuously; and

      WHEREAS, the Trustees of the Trust (the "Trustees") are authorized to establish separate series ("Series") relating to separate portfolios of securities, each of which will offer a separate class of shares of beneficial interest, par value $0.10 per share (collectively referred to as "shares") to selected groups of purchasers; and

      WHEREAS, the Distributor is a securities firm engaged in the business of selling shares of investment companies either directly to purchasers or through other securities dealers; and

      WHEREAS, the Trust and the Distributor wish to enter into an agreement with each other with respect to the continuous offering of the shares of the various Series, as the same are organized from time to time, each offering to commence after the effectiveness of the registration statement covering the shares of a particular Series filed pursuant to the Securities Act of 1933, as amended (the "Securities Act").


      NOW, THEREFORE, the parties agree as follows:

      Section 1. Appointment of the Distributor. The Trust hereby appoints the Distributor as the principal underwriter and distributor of the Trust to sell shares of beneficial interest of each Series which may be established by the Trust (sometimes herein referred to as "shares') to the public and hereby agrees during the term of this Agreement to sell shares of the Trust to the Distributor upon the terms and conditions herein set forth.

      Section 2. Exclusive Nature of Duties. The Distributor shall be the exclusive representative of the Trust to act as principal underwriter and distributor, except that:

      (a) The Trust may, upon written notice to the Distributor, from time to time designate other principal underwriters and distributors of shares of each Series with respect to areas other than the United States as to which the Distributor may have expressly waived in writing its right to act as such. If such designation is deemed exclusive, the right of the Distributor under this Agreement to sell shares in the areas so designated shall terminate, but this Agreement shall remain otherwise in full effect until terminated in accordance with the other provisions hereof.

      (b) The exclusive rights granted to the Distributor to purchase shares from the Trust shall not apply to shares of any


                                2.

 Series of the Trust issued in connection with the merger or consolidation of any other investment company or personal holding company with the Trust or the acquisition by purchase or otherwise of all (or substantially all) the assets or the outstanding shares of any such company by the Trust.

      (c) Such exclusive rights shall also not apply to shares issued by the Trust pursuant to reinvestment of dividends or capital gains distributions.

      (d) Such exclusive rights shall also not apply to shares issued by the Trust pursuant to the reinstatement privilege afforded redeeming' shareholders.

      Section 3. Purchase of Shares from the Trust.

      (a) Prior to the continuous offering of the shares of a particular Series, commencing on a date agreed upon by the Trust and the Distributor, it is contemplated that the Distributor will solicit subscriptions for shares during a subscription period which shall last for such period as may be agreed upon by the parties hereto. The subscriptions will be payable within six business days after the termination of the subscription period, at which time the Trust will commence operations.

      (b) After the Trust commences operations, the Trust will commence an offering of its shares and thereafter the Distributor shall have the right to buy from the Trust the shares needed, but not more than the shares needed (except for clerical errors in transmission) to fill unconditional orders for shares of the

 Trust placed with the Distributor by investors or securities dealers. The price which the Distributor shall pay for the shares of any Fund so purchased from the Trust shall be the net asset value, determined as set forth in Section 3(e) hereof, used in determining the public offering price on which such orders were based.

      (c) The shares are to be resold by the Distributor to investors at net asset value, as set forth in Section 3(d) hereof, or to securities dealers having agreements with the Distributor upon the terms and conditions set forth in Section 7 hereof.

      (d) The net asset value of shares of each Fund-shall be determined by the Trust or any agent of the Trust in accordance with the method set forth in the prospectus and statement of ad-ditional information of each series of the Trust and guidelines established by the Trustees.

      (e) The Trust shall have the right to suspend the sale of its shares at times when redemption is suspended pursuant to the conditions set forth in Section 4(b) hereof. The Trust shall also have the right to suspend the sale of its shares if trading on the New York Stock Exchange shall have been suspended, if a banking moratorium shall have been declared by Federal or New York authorities, or if there shall have been some other event, which, in the judgment of the Trust, makes it impracticable or inadvisable to sell the shares.


                                4.

       (f) The Trust, or any agent of the Trust designated in writing by the Trust, shall be promptly advised of all purchase orders for shares received by the Distributor. Any order may be rejected by the Trust; provided, however, that the Trust will not arbitrarily or without reasonable cause refuse to accept or confirm orders for the purchase of shares. The Trust (or its agent) will confirm orders upon their receipt, will make appropriate book entries and upon receipt by the Trust (or its agent) of payment therefor-,, will deliver deposit receipts or certificates for such shares pursuant to the instructions of the Distributor. Payment shall be made to the Trust in New York Clearing House funds. The Distributor agrees to cause such payment and such instructions to be delivered promptly to the Trust (or its agent).

      Section 4. Repurchase or Redemption of Shares by the Trust.

      (a) Any of the outstanding shares may be tendered for redemption at any time, and the Trust agrees to repurchase or redeem the shares so-tendered in accordance with its obligations as set forth in Article VIII of its Declaration of Trust, as amended from time to time, and in accordance with the applicable provisions set forth in the prospectus and statement of additional information of the Trust. The price to be paid to redeem or repurchase the shares shall be equal to the net asset value calculated in accordance with the provisions of Section 3(e) hereof, less the redemption fee or other charge, if any, set forth in the prospectus and statement of additional information of the Trust. All payments by the Trust hereunder shall be made in the manner set forth below.

      The Trust shall pay the total amount of the redemption price as defined in the above paragraph pursuant to the instructions of the Distributor on or before the seventh business day subsequent to its having received the notice of redemption in proper form. The proceeds of any redemption of shares shall be paid by each Series as follows: (i) any-applicable contingent deferred sales charge shall be paid to the Distributor and (ii) the balance shall be paid to or for the account of the shareholders, in each case in accordance with the applicable provisions of the prospec-tus and statement of additional information of each Series.

      (b) Redemption of shares or payment may be suspended at times when the New York Stock Exchange is closed, when trading on said Exchange is closed, when trading on said Exchange is restricted, when an emergency exists as a result of which dis-posal by the Trust of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Trust fairly to determine the value of the net assets of its Series, or during any other period when the Securities and Exchange Commission, by order, so permits.

       Section S. Duties of the Trust.

      (a) The Trust I shall furnish to the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of shares of the Trust, and this shall include one certified copy, upon request by the Distributor, of all financial statements of each Series prepared for the Trust by independent public accountants. The Trust shall make available to the Distributor such number of -copies of the prospectus and statement of additional information for each Series as the Distributor shall reasonably request.

      (b) The Trust shall take, from time to time, but subject to the necessary approval of the shareholders, all necessary action to fix the number of authorized shares of each Series and such steps as may be necessary to register the same under the Securities Act, to the end that there will be available for sale such number of shares as the Distributor reasonably may be expected to sell.

      (c) The Trust shall use its best efforts to qualify and maintain the qualification of an appropriate number of shares of each Series for sale under the securities laws of such states as the Distributor and the Trust may approve. Any such qualification may be withheld, terminated or withdrawn by the Trust at any time in its discretion. As provided in Section 8(c) hereof, the expense of qualification and maintenance of


                                7.

 qualification shall be borne by the Trust. The Distributor shall furnish such information and other material relating to its affairs and activities as may be required by the Trust in connection with such qualification.

      (d) The Trust will furnish, in reasonable quantities upon request by the Distributor, copies of annual and interim reports of each Series.

      Section 6. Duties of the Distributor.

      (a) The Distributor shall devote reasonable-time and effort to effect sales of shares of the Trust, but shall not be obligated to sell any specific number of shares. The services of the Distributor to the Trust hereunder are not to be deemed exclusive and nothing herein contained shall prevent the Distributor from entering into like arrangements with other investment companies so long as the performance of its obligations hereunder is not impaired thereby.

      (b) In selling the shares of the Trust, the Distributor shall use its best efforts in all respects duly to conform with the requirements of all Federal and state laws relating to the sale of such securities. Neither the Distributor nor any selected dealer nor any other person is authorized by the Trust to give any information or to make any representations, other than those contained in the registration statement or related prospectus and statement of additional information for each

 Series and any sales literature specifically approved by the Trust for use with respect to a particular Series.

      (c) The Distributor shall adopt and follow procedures, as approved by the officers of the Trust, for the confirmation of sales to investors and selected dealers, the collection of amounts payable by investors and selected dealers on such sales, and the cancellation of unsettled transactions, as may be necessary to comply with the -requirements of the National Association of Securities Dealers, Inc. (the "NASD"), as such requirements may from time to time exist.

      Section 7. Selected Dealers Agreements.

      (a) The Distributor shall have the right to enter into selected dealers agreements with securities dealers of its choice selected dealers') for the sale of shares; provided that the Trust shall approve the forms of agreements with dealers. Shares sold to selected dealers shall be for resale by such dealers only at net asset value determined as set forth in Section 3(d) hereof. The form of agreement with selected dealers to be used during the subscription period described in Section 3(a) with respect to shares of the first Series of the Trust, designated Merrill Lynch Municipal Income Fund is attached hereto as Exhibit A and the initial form of agreement with selected dealers to be used in the continuous offering of such shares is attached hereto as Exhibit B.

       (b) Within the United States, the Distributor shall offer and sell shares only to such selected dealers as are members in good standing of the NASD.

      Section 8. Payment of Expenses.

      (a) The Trust shall bear all costs and expenses of the Trust, including fees and disbursements of its counsel and auditors, in connection with the preparation and filing of any required registration statements and/or prospectuses and statements of additional information under the Investment Company Act, the Securities Act, and all amendments and supplements thereto,and preparing and mailing annual and interim reports and proxy materials to shareholders (including but not limited to the expense of setting in type any such registration statements, prospectuses, statements of additional information, annual or interim reports or proxy materials).

    (b) The Distributor shall be responsible for any payments made to selected dealers as reimbursement for their expenses associated with payments of sales commissions to account execu-tives. In addition, after the prospectuses, statements of additional information and annual and interim reports have-been prepared and set in type, the Distributor shall bear the costs and expenses of printing and distributing any copies thereof which are to be used in connection with the offering of shares to selected dealers or investors pursuant to this Agreement. The Distributor shall bear the costs and expenses of preparing,


                                10.

 printing and distributing any other literature used by the Distributor or furnished by it for use by selected dealers in connection with the offering of the shares for sale to the public and any expenses of advertising incurred by the Distributor in connection with such offering. It is understood and agreed that, so long as the Trust's Distribution Plan pursuant to Rule 12b-1 under the Investment Company Act remains in effect, any expenses incurred by the Distributor hereunder may be paid from amounts recovered by it from the Fund under such Plan.

      (c) The Trust shall bear the cost and expenses of qualifi-cation of the shares for sale pursuant to this Agreement, and, if necessary or advisable in connection therewith, of-qualifying the Trust as a broker or dealer, in such states of the United States or other jurisdictions as shall be selected by the Trust and the Distributor pursuant to Section 5(c) hereof and the cost and expenses payable to each such state for continuing qualification therein until the Trust decides to discontinue such qualification pursuant to Section 5(c) hereof.-

      Section 9. Indemnification.

      (a) The Trust shall indemnify and hold harmless the Distributor and each person, if any, who controls the Distributor against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in connection therewith), arising by reason of any


                                11.

 person acquiring any shares, which may be based upon the Securities Act, or on any other statute or at common law, on the ground that the registration statement or related prospectus and statement of additional information, as from time to time amended and supplemented, or an annual or interim report to shareholders of any Series of the Trust, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished to the Trust in connection therewith by or on behalf of the Distributor; provided, however, that in no case (i) is the indemnity of the Trust in favor of the Distributor and any such controlling persons to be deemed to protect such Distributor or any such controlling persons thereof against any liability to the Trust or its security holders to which the Distributor or any such controlling persons would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of the reckless disregard of their obligations and duties under this Agreement; or (ii) is the Trust to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Distributor or any such controlling persons, unless the Distributor or such controlling persons, as the case may be, shall have notified the Trust in writing within a reasonable time


                                12.

 after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Distributor or such controlling persons (or after the Distributor or such controlling persons shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve it from any liability which it may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Trust will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability', but if the Trust elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory :to the Distributor or such controlling person or persons, defendant or defendants in the suit. In the event the Trust elects to assume the defense of any such suit and retain such counsel, the Distributor or such controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, but, in case the Trust does not elect to assume the defense of any such suit, it will reimburse the Distributor or such controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Trust shall promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or


                                13.

 trustees in connection with the issuance or sale of any of the shares.

      (b) The Distributor shall indemnify and hold harmless the Trust and each of its trustees and officers and each person, if any, who controls the Trust against any loss, liability, claim, damage or expense described in the foregoing indemnity contained in subsection (a) of this Section, but only with respect to statements or omissions made in reliance upon, and in conformity with, information furnished to the Trust in writing by or on behalf of the Distributor for use in connection with the registration statement or related prospectus and statement of additional information, as from time to time amended, or the annual or interim reports to shareholders. In case any action shall be brought against the Trust or any person so indemnified, in respect of which indemnity may be sought against the Distributor, the Distributor shall have the rights and duties given to the Trust, and the Trust and each person so indemnified shall have the rights and duties given to the Distributor by the provisions of subsection (a) of this Section 9.

      Section 10. Duration and Termination of this Agreement. This Agreement shall become effective as of the date first above written and shall remain in force until August 31, 1988 and thereafter, but only so long as such continuance is specifically approved at least annually by (i) the Trustees, or by the vote of a majority of the outstanding voting securities of each Series,


                                14.

 and (ii) by the vote of a majority of those Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

      This Agreement may be terminated at any time, without the payment of any penalty, by the Trustees or by vote of a majority of the outstanding voting securities of the Trust, or by the Distributor, on sixty days written notice to the other party. This Agreement shall automatically terminate in the event of its assigment.

    The terms "vote of a majority of the outstanding voting securities", "assignment". "affiliated person" and "interested person", when used in this Agreement, shall have the respective meanings specified in the Investment Company Act.

      Section 11. Amendments of this Agreement. This Agreement may be amended by the parties only if such amendment is specific-ally approved by (i) the Trustees, or by the vote of a majority of outstanding voting securities of each Series, and (ii) by the vote of a majority of those Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

      Section 12.  Governing Law.  The provisions of this
 Agreement shall be construed and interpreted in accordance with the laws of the State of New York as at the time in effect and the applicable provisions of the Investment Company Act. To the


                                15.

 extent that the applicable law of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

      Section 13. Personal Liability. The Declaration of Trust establishing Merrill Lynch Municipal Series Trust, dated August 14, 1986, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name "Merrill Lynch Municipal Series Trust" refers to the trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of said Trust shall be held to any persona liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in con-nection with the affairs of said Trust, but the "Trust Property" only shall be liable.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


               MERRILL LYNCH MUNICIPAL SERIES TRUST

               By /s/



               MERRIL LYNCH FUNDS DISTRIBUTOR, INC.

               By /s/


                                16.